UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2009
HCA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	75-2497104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     HCA Inc. (“HCA”) hereby furnishes the following information that was prepared in connection with the Notes offering described in Item 8.01 of this Current Report on Form 8-K:
     HCA will seek amendments to its asset-based revolving credit facility and its term loan and revolving credit facilities (and related documentation) to permit, among other things, HCA to incur additional indebtedness secured by a lien that ranks equally with the lien securing the term loan and revolving credit facilities, so long as such additional indebtedness is used to repay other indebtedness secured on a similar basis. There is no assurance that HCA will obtain any of these amendments or certainty regarding the cost or terms that will be required to obtain such amendments.
     “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995
     This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on HCA’s current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond HCA’s control, that could significantly affect current plans and expectations and HCA’s future financial position and results of operations. These factors include, but are not limited to, (1) HCA’s ability to consummate the issuance of the Notes, (2) the ability to recognize the benefits of HCA’s 2006 recapitalization, (3) the impact of the substantial indebtedness incurred to finance the 2006 recapitalization, (4) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, particularly in the current economic downturn, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit (“UPL”) programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in revenue mix and the ability to enter into and renew managed care provider agreements on acceptable terms, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) changes in federal, state or local laws or regulations affecting the health care industry, (12) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (13) the possible enactment of federal or state health care reform, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) changes in general economic conditions nationally and regionally in our markets, (17) future divestitures which may result in charges, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (21) potential liabilities and other claims that may be asserted against us, and (22) other risk factors described in HCA’s annual report on Form 10-K and other filings with the Securities and Exchange Commission. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ from those expressed in any forward-looking statements made by or on behalf of HCA. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this report.
     As provided in General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing. By furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01. Other Events
     On February 11, 2009, HCA Inc. announced that it intends to offer to sell $300 million aggregate principal amount of senior secured second lien notes due 2017 (the “Notes”). HCA intends to use the net proceeds from the offering to repay existing indebtedness, which may include borrowings under HCA’s term loan, revolving and/or asset-based senior secured credit facilities. To the extent that proceeds from the offering are not used to repay obligations under HCA’s senior secured credit facilities, such proceeds may used to repay other existing senior unsecured indebtedness.
     The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
     The text of the press release is set forth as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1     Press Release dated February 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer
Date: February 11, 2009